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                                                                     EXHIBIT 5.1
                                                                     -----------


                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                 312-861-2000

To Call Writer Direct:                                                Facsimile:
312-861-2000                                                        312-861-2200


                               February 13, 1997

BWAY Corporation
8607 Roberts Drive
Suite 250
Atlanta, GA   30350

             Re:  BWAY Corporation
                  Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to BWAY Corporation (the "Company") in connection with the proposed registration by the Company of up to 780,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), 30,000 such shares of which are issuable upon exercise of stock options granted under the Brockway Standard Holding Corporation Formula Plan for Non-Employee Directors (the "Formula Plan") and 750,000 such shares of which are issuable upon exercise of stock options granted under the BWAY Corporation Amended and Restated 1995 Long-Term Incentive Plan (the "Amended Plan"), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

          The opinions contained in this letter (herein called "our opinions") are based exclusively upon the General Corporation Law of the State of Delaware, as now constituted. We express no opinion as to the applicability of, compliance with, or effect of any other law or governmental requirement with respect to the Company. For purposes of our opinions we have assumed without independent investigation that factual information supplied to us for purposes of our opinions is complete and accurate.

          Based upon and subject to the foregoing, we hereby advise you that in our opinion:

          (1) The Company is a corporation existing and in good standing under the laws of the State of Delaware.



London          Los Angeles             New York             Washington D.C.
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                               KIRKLAND & ELLIS


BWAY Corporation
February 13, 1997
Page 2



          (2) Each share of Common Stock registered under the Registration Statement and issuable under the Formula Plan or the Amended Plan when issued as authorized by the Company upon payment of the consideration to be paid therefor (in an amount at least equal to the par value of the related shares), will be validly issued, fully paid and non-assessable:

          For purposes of this letter we have relied without any independent verification upon (i) information contained in one or more certificates provided by the Delaware Secretary of State and (ii) factual information supplied to us by the Company. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion in paragraph 1, we have relied exclusively upon a certificate issued by the Delaware Secretary of State, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of each share of Common Stock registered under the Registration Statement.

          This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.

                                       Sincerely,

                                       /s/ KIRKLAND & ELLIS
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                                       Kirkland & Ellis